Filed With the Securities and Exchange Commission on June 26, 1997
                                                    Registration No. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ESSEX COUNTY GAS COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-1427020
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                                7 NORTH HUNT ROAD
                          AMESBURY, MASSACHUSETTS 01913
                                  (508)388-4000
--------------------------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                James H. Hastings
                          Vice President and Treasurer
                            Essex County Gas Company
                                7 North Hunt Road
                          Amesbury, Massachusetts 01913
                                      (508)
                                    388-4000
--------------------------------------------------------------------------------
            (Name, Address, Including zip code, and Telephone Number,
                   Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

     If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box. [   ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
  Title of
 Each Class                         Proposed          Proposed         Amount
of Securities        Amount         Maximum           Maximum            of
   to be             to be       Aggregate Price     Aggregate      Registration
 Registered      Registered(1)     Per Unit(2)    Offering Price(2)      fee
-------------    -------------- ---------------- ------------------ ------------
Common  Stock,   200,000 shares   $  25.00           $5,000,000      $1,515.16
No Par  Value
================================================================================

(1) As noted below, the prospectus included in the Registration Statement also covers 10,000 shares of Essex County Gas Company's (the "Company") common stock ("Common Stock") registered under Registration No. 33-69736. A registration fee in the amount of $954.18 was previously paid in connection with that registration statement.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of Common Stock as reported on the Nasdaq National Market System on June 20, 1997.

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus included in this Registration Statement also covers 10,000 shares of Common Stock offered pursuant to the Company's Dividend Reinvestment and Common Stock Purchase Plan and registered under Registration No. 33-69736.

                            ESSEX COUNTY GAS COMPANY

                                     [Logo]


                         210,000 Shares of Common Stock
                                  No Par Value

              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

        The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Essex County Gas Company (the "Company") provides participants in the Plan with a convenient and economical way of investing cash dividends and cash payments in additional shares of the Company's common stock ("Common Stock") without payment of any brokerage commission or service charge.

        Holders of the Company's Common Stock who elect to participate may:

          A. Have cash dividends on all or some of their shares automatically reinvested in shares of Common Stock at a 5% discount from current market prices.

          B. Invest optional cash payments at any time in any amount up to a maximum of $10,000 in any calendar quarter.

          Note: The minimum transaction amount for optional cash payments is $100 and a maximum of two transactions are allowed per month.

        The price of shares of Common Stock purchased for participants in the Plan with reinvested dividends on their Common Stock will be 95% of the average of the mean between the high bid and low asked price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS") ("Average Market Price") for the last five trading days immediately preceding the date of the dividend distribution. The price of shares of Common Stock purchased with an optional cash payment will be 100% of the Average Market Price for the last five trading days immediately preceding the date set under the plan for investment of such cash payment. If there are no bid and asked quotations for such five-day period, the purchase price will be determined by the Company on the basis of such earlier market quotations or such other method as the Company deems appropriate.

        Dividends on Common Stock will be invested no later than ten business days after the payment of each dividend. Optional cash payments will be invested as of the first and fifteenth of each month.

        This Prospectus relates to 210,000 authorized and unissued shares of Common Stock of the Company. Please retain this Prospectus for future reference.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
     -----------------------------------------------------------------------
                  The Date of this Prospectus is June 26, 1997
     -----------------------------------------------------------------------

        No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction where such an offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information contained in it is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet Web site (http://www.sec.gov) that contains reports, proxy statements and other materials filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), at 1735 K Street, N.W., Washington, D.C. 20006.

        This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained in this Prospectus as to the contents to any contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits thereto. For further information pertaining to the Company or the Common Stock offered hereby, reference is made to the Registration Statement and such exhibits and schedules thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which are on file with the Commission, are incorporated in this Prospectus by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996, filed pursuant to the Exchange Act.

        2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1996 and February 28, 1997.

        All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge upon written or oral request by any person to whom this Prospectus is delivered a copy (without exhibits, unless such exhibits are specifically incorporated by reference in such documents) of any or all documents incorporated by reference in this Prospectus. Requests for such documents should be directed to:

                              Mr. James H. Hastings
                          Vice President and Treasurer
                            Essex County Gas Company
                           7 North Hunt Road, Box 500
                      Amesbury, Massachusetts 01913 - 0800
                                 (508) 388-4000

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements incorporated by reference from documents filed with the Commission by the Company, are or may constitute forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of
1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

                                   THE COMPANY

        The Company, a regulated public utility organized in 1853, purchases, distributes and sells natural gas to residential, commercial and industrial customers in northeastern Massachusetts. The Company's properties consist primarily of a pipeline distribution system and related facilities serving 17 cities and towns.

        The Company's operating revenue breakdown for the fiscal year ended August 31, 1996 was 63.8% residential, 29.7% commercial and industrial, 4.5% interruptible and 2.0% other. The Company is subject to the regulatory authority of the Massachusetts Department of Public Utilities ("MDPU") with respect to various matters, including the issuance of securities and the establishment of rates.

        Unless the context otherwise indicates, references in this Prospectus to the Company include the Company and its subsidiaries. The principal executive offices of the Company are located at 7 North Hunt Road, Amesbury, Massachusetts 01913-0800, telephone number (508) 388-4000.


                             DESCRIPTION OF THE PLAN

        This document constitutes the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"), and the following is a question and answer statement of the provisions of the Plan. See "Federal Income Tax Consequences" for information concerning the tax consequences of the reinvestment of dividends and the purchase of shares of Common Stock of the Company under the Plan.


Purpose

  1.    What is the purpose of the Plan?

        The purpose of the Plan is to provide participants with a convenient and economical way of investing cash dividends, as well as cash payments, in shares of Common Stock without payment of any brokerage commission or service charge. Shares of Common Stock purchased under the Plan by participants will be acquired directly from the Company. The Company plans to use the entire net proceeds from the sale of Common Stock pursuant to the Plan to reduce outstanding short-term bank indebtedness, pay for capital additions and improvements to the plant and system of the Company and for other corporate purposes.


Advantages

  2.    What are the advantages of the Plan?

     Participants in the Plan may (a) automatically invest cash dividends on some or all of their shares of Common Stock and, if participating in (a) above, may (b) invest by making optional cash payments up to $10,000 per calendar quarter subject to a $100 minimum per transaction. Participants are not required to pay any brokerage commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions of shares, as well as full shares, will be credited to participants' accounts. Participants will avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan. Regular statements of account provide each participant with a record of each transaction.

Plan Administration

  3.    Who administers the Plan for participants?

        American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005 ( (800) 937-5449) (the "Agent") administers the Plan for participants, maintains records, sends quarterly statements of account to participants and performs other duties relating to the Plan.


Eligibility and Participation

  4.    Who is eligible to participate in the Plan?

        All holders of record of shares of Common Stock are eligible to participate in the Plan. Beneficial owners of the Company's Common Stock whose shares are registered in names other than their own (for example, a broker or bank nominee) should consult the Agent and the holder of record of their shares about their eligibility.

  5.    How and when may an eligible person join the Plan?

        A shareholder may join the Plan at any time by completing an authorization form (the "Authorization Form") and returning it to the Agent. Authorization Forms may be obtained upon request from the Company at 7 North Hunt Road, Box 500, Amesbury, Massachusetts 01913-0800 or from the Agent at American Stock Transfer and Trust Company, Essex Dividend Reinvestment Plan, 40 Wall Street, New York, NY 10005.

  6.    When will dividends be invested?

        Cash dividends on the Common Stock are subject to declaration by the Board of Directors and generally payable on the first day of January, April, July and October. The investment date for these dividends ("Dividend Investment Date") will be no later than the tenth business day (in Boston, Massachusetts) after the dividend payment date.

  7.    When must the Authorization Form be filed?

        A shareholder may enroll in the Plan at any time. If the Authorization Form signed by a shareholder entitled to a dividend is received by the Agent on or before the tenth day of the month prior to the payment date for a particular dividend, that dividend will be used to purchase additional shares of Common Stock for the shareholder on the next Dividend Investment Date. If the Authorization Form is received by the Agent after the tenth day of the month prior to the payment date for a particular dividend, then the reinvestment of dividends will not begin until the next following applicable Dividend Investment Date. For example, in order to invest the quarterly dividend expected to be paid April 1, a shareholder's Authorization Form must be received by the Agent no later than March 10. If the Authorization Form is received after March 10 the dividend payable on April 1 will be paid in cash, and the shareholder's participation in the Plan will begin with the next dividend payment date (expected to be on July 1). See Question 11 for information concerning the investment of optional cash payments.

  8.    What does the Shareholder Authorization Form provide?

        The shareholder Authorization Form allows each shareholder to decide the extent to which he wants to participate in the Plan. By checking the appropriate box on the Authorization Form, a shareholder may indicate whether he wants to
(a) reinvest dividends paid on all or some of the shares of Common Stock registered in his name and, if participating in (a) above, (b) participate in the Plan by making optional cash payments.


Optional Cash Payments

9.      Who is eligible to make optional cash payments?

        Participants who have submitted a signed Authorization Form, and have authorized the reinvestment of dividends, are eligible to make optional cash payments. The Agent will apply any optional cash payments received from participants to the purchase of shares of Common Stock for the account of such participants.

        An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check with the Authorization Form. Checks should be made payable to "American Stock Transfer and Trust Company, Agent" and returned along with the Authorization Form. Thereafter, optional cash payments may be invested by the use of the cash payment form attached to the statement of account sent to participants by the Agent.

10.     What are the limitations on making optional cash payments?

        The option to make cash payments is available to each participant on a monthly basis. Optional cash payments by a participant cannot exceed a total of $10,000 per calendar quarter. The same amount of money need not be sent and there is no obligation to make any optional cash payment. Only two transactions per shareholder may be processed within a month and a minimum of $100 per transaction is required.

11.     When will optional cash payments received by the Agent be invested?

        Optional cash payments will be invested effective as of the first calendar day of each month for payments received between the 10th and the 25th of the previous month, and as of the fifteenth of the month for payments received between the 26th of the previous month and the 9th of the current month ("Cash Investment Date"). You should allow sufficient time to ensure that your optional cash payment will be received during the periods set forth above prior to the Cash Investment Dates but, since no interest will be paid by the Company or Agent on optional cash payments, you are strongly urged to make these payments shortly before the end of such periods. Optional cash payments will be refunded if a written request for refund is received by the Agent prior to the Cash Investment Date on which the cash payment otherwise would have been invested.

12.     May Optional Cash Payments be made by automatic account withdrawal?

        Yes, the participant may authorize the Agent to directly charge a participant's checking or savings account for a pre-authorized amount on a pre-authorized date.


Purchases

13.     How many shares of Common Stock will be purchased for participants?

        The number of shares to be purchased depends on the amount of the participant's dividend, including dividends on shares credited to the participant's account under the Plan, the amount of any optional cash payments and the purchase price of shares of Common Stock. (See Question 14 for determination of the purchase price.) Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price.

14.   What will be the price of shares of Common Stock purchased under the Plan?

      The price of shares of Common Stock purchased for participants in the Plan with dividends paid on Common Stock, including dividends on the shares of Common Stock credited to the participants accounts under the Plan, will be 95% of the Average Market Price for the last five trading days immediately preceding the date of the dividend distribution. The price of shares of Common Stock purchased with optional cash payments will be 100% of the Average Market Price for the last five trading days immediately preceding the Cash Investment Date. If there are no high and low prices for such five day period, the purchase price will be determined by the Company on the basis of such earlier market quotations or such other method as the Company deems appropriate. The Average Market Price may be higher than the actual market price on the date the Common Stock is purchased.

15. May participants purchase shares through the Plan but have dividends on those shares sent directly to them?

        No. The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and having the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock. Participants in the Plan never pay a brokerage fee or service charge in connection with any purchase of shares for their account under the Plan. A participant may, of course, receive certificates for full shares accumulated in his account under the Plan at any time by sending a written request to American Stock Transfer and Trust Company, Essex Dividend Reinvestment Plan, 40 Wall Street, New York, NY 10005 ((800) 937-5449). When certificates are issued to the participant, future dividends on these shares will be treated in accordance with the participant's instructions as indicated by his Authorization Form.

Costs

16. Are there any expenses to participants in connection with purchases under the Plan?

        No. There are no service charges. All costs of administration of the Plan are paid by the Company.


Reports to Participants

17.     What record will a participant have of his purchase?

        As soon as practicable after each purchase, but at least quarterly, a participant will receive a statement of his account showing amounts invested, purchase prices, shares purchased and other information for the preceding quarter, or lesser period, and the year-to-date. These statements are a participant's continuing record of the cost of his purchases and should be retained by the participant for tax purposes.

18.     What other reports will be received by participants?

        In addition to the statement of account, each participant will receive copies of the same communications sent to every other stockholder, including the Company's Annual Report to Stockholders, Notice of Stockholders' Meeting and Proxy Statement, a proxy and income tax information for reporting dividends paid.


Dividends

19. Will participants be credited with dividends on shares held in their account under the Plan?

        Yes. The Company pays dividends, as declared, to the record holders of all its shares of stock. As the record holder for participants, the Agent will receive dividends for all shares credited to participants' accounts on the record date for payment of such dividends. The Agent will credit such dividends to participants on the basis of full and fractional shares held in their accounts, and will reinvest such dividends in additional shares.


Certificates for Shares

20.     Will stock certificates be issued for shares of Common Stock purchased?

        Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This additional service protects against loss, theft or destruction of stock certificates.

        Certificates for any number of whole shares credited to a participant's account under the Plan will be issued upon written request of a participant who wishes to remain in the Plan. This request should be mailed to American Stock Transfer and Trust Company, Essex Dividend Reinvestment Plan, 40 Wall Street, New York, NY 10005. Any remaining full shares and fractional shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. The issuance of certificates will not terminate the participant's continuance in the Plan.

        Shares credited to the account of a participant under the Plan may not be acceptable as collateral for loans. A participant who wishes to pledge such shares may request that certificates for such shares be issued in his name and delivered to him.

        See Question 24 for information regarding issuance of certificates in connection with withdrawal from the Plan.

21. In whose name will accounts be maintained and certificates registered when issued?

        Accounts for participants will be maintained by the Agent in the participant's name as shown on the Company's records at the time the participant enters the Plan. When issued, certificates for full shares will be registered in the account name.

       Upon written request, certificates also can be registered and issued in names other than the account name subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears the signature of the participant and the signature is guaranteed by a commercial bank or member of the New York Stock Exchange.

Changing Method of Participation and Withdrawal

22.     How does a participant change his method of participation?

        A participant may change his method of participation at any time by completing an Authorization Form and returning it to the Agent or by submitting a written request to American Stock Transfer and Trust Company, Essex Dividend Reinvestment Plan, 40 Wall Street, New York, NY 10005.

23.     May a participant withdraw from the Plan?

        Yes. The Plan is entirely voluntary and a participant may withdraw at any time.

        If the request to withdraw is received by the Agent prior to any record date for payment of such dividends, the amount of the dividend and any optional cash payments, which would otherwise have been invested on the corresponding Investment Date will be paid as soon as practicable to the withdrawing participant. Thereafter all dividends will be paid in cash to the shareholder. A shareholder may elect to re-enroll in the Plan at any time.

24.     How does a participant withdraw from the Plan?

        In order to withdraw from the Plan, a participant must notify the Agent in writing that he or she wishes to withdraw. Written notice should be addressed to American Stock Transfer and Trust Company, Essex Dividend Reinvestment Plan, 40 Wall Street, New York, NY 10005. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates of whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share.

        Upon his withdrawal from the Plan, the participant may, if he or she desires, request that all of the shares, both whole and fractional, credited to his account in the Plan be sold. If he or she requests that his shares be sold, the sale will be made by the Agent in the market within ten trading days after receipt of the request. The participant will receive the proceeds of the sale less any brokerage commission and transfer tax.

25. What happens to a fraction of a share when a participant withdraws from the Plan?

        When a participant withdraws from the Plan, a cash adjustment representing any fraction of a share will be mailed directly to the participant in lieu of the administrative expense and inconvenience of issuing certificates for such shares. The cash payment will be based on a price determined by the Agent. See Question 13 for information as to the price of shares purchased under the Plan.

26. May a participant terminate his or her participation through dividend reinvestments and still leave his or her shares in the Plan?

        Yes. A participant who terminates the reinvestment of dividends paid on shares registered in his or her name may leave his or her shares in the Plan. Dividends paid on any shares left in the Plan will be paid in cash.

Other Information

27. What happens when a participant sells or transfers all of the shares registered in his name, but does not sell or transfer the shares credited to his account under the Plan?

        If a participant disposes of all shares of stock registered in his name, the Agent will, unless otherwise instructed by the participant, continue to reinvest the dividends on the shares credited to his account under the Plan.

28. If the Company sells additional shares of Common Stock through a rights offering, how will the rights on Plan shares be handled?

        In a rights offering, the participant will receive rights based upon his or her shares held of record and whole shares credited to his or her account under the Plan.

29.     What happens if the Company declares a stock split?

        Any split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Split shares distributed on shares held directly by participants will be mailed to such participants in the same manner as to shareholders who are not participating in the Plan.

30. How will a participant's shares held under the Plan be voted at meetings of shareholders?

        If shares registered in the name of a participant in the Plan are voted by him or her on any matter submitted to a meeting of shareholders, the Agent will vote any shares held in the participant's account under the Plan in accordance with the participant's proxy for the shares registered in his or her name. If no shares are registered in a participant's name, shares credited to the account of a participant under the Plan will be voted in accordance with instructions of the participant given on an instruction form which will be furnished to the participant. If the participant desires to vote in person at the meeting, a proxy for shares credited to his account under the Plan may be obtained upon written request received by the Agent at least 15 days before the meeting.

        If no instructions are received on a returned proxy card or instruction form, properly signed, with respect to any item thereon, all of a participant's shares - those registered in his name, if any, and those credited to his account under the Plan will be voted in the same manner as for non-participating shareholders who return proxies and do not provide instructions, that is, in accordance with the recommendations of the Company's management. If the proxy card or instruction form is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

31.     May the Plan be changed or discontinued?

        While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of such amendment, suspension, modification or termination will be sent to participants.

32.     What is the responsibility of the Company and the Agent under the Plan?

        The Company and the Agent administering the Plan will not be liable for any act done in good faith or for any omission to act when such omission is in good faith, including, without limitation, any claim or liability arising out of failure to terminate a participant's account upon participant's death prior to receipt of notice in writing of such death.

        The participant should recognize that neither the Company nor the Agent can assure him of a profit or protect him against a loss on the shares purchased on his behalf under the Plan.

33.     Who interprets and regulates the Plan?

        The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.


                         FEDERAL INCOME TAX CONSEQUENCES

        The following general summary of the federal income tax law is current as of the date of this Prospectus. Each participant in the Plan should consult his or her tax adviser to determine the particular federal, state and local tax consequences of such participant's participation in and disposition of shares purchased under the Plan.

     For federal income tax purposes, a participant who reinvests a dividend under the Plan will be treated as having received a dividend in an amount equal to the fair market value of the shares purchased with the reinvested dividend on the dividend payment date. The participant's tax basis in these shares will also be equal to the fair market value of these shares on the dividend payment date. A participant who makes an optional cash payment will receive a dividend to the extent that the fair market value of the shares received on the purchase date exceed the amount of the payment for the shares. The participant's tax basis in these shares will be equal to the fair market value of the shares on the dividend payment date. For this purpose, the fair market value of a purchased share is the mean between the high and low sales prices reported for such share on the Nasdaq National Market on the dividend payment date, not the price at which the share was purchased under the Plan (See Question 14).

        Any amount treated as a dividend will be taxed as ordinary income to the extent of the Company's current and accumulated earnings and profits. Subject to certain limitations, any dividend received by a corporation is subject to a 70% dividends-received deduction.

        A participant's holding period for shares purchased under the Plan will begin on the day after the date of acquisition of such shares for the participant's account.

        Upon withdrawal from or termination of the Plan, a participant may realize gain or loss on receipt of a cash payment in redemption of a fractional share held in the participant's account or upon a sale or exchange of shares by the Agent under the Plan (see Question 24) or by the participant. The amount of such gain or loss will be the difference between the amount realized on the redemption, sale or exchange and the participant's tax basis in the shares redeemed, sold or exchanged. The character of such gain or loss will depend on whether such shares constituted a capital asset in the hands of the participant, on the participant's holding period for the shares and, in the case of a redemption, on the extent of the participant's remaining holdings in the Company.

        If a participant is subject to federal income tax withholding on dividends received from the Company or on proceeds from the redemption, sale or exchange of shares acquired under the Plan, including backup withholding of 31% on payments made to persons other than corporations and other exempt entities and withholding of 30% (or a lesser rate) on payments made to non-U.S. persons, the Company will deduct the amount required to be withheld from such dividends or proceeds before applying such dividends to the purchase of shares under the Plan or releasing such proceeds to the participant. Payment of dividends and proceeds to nonexempt persons and amounts, if any, of tax withheld will be reported to the Internal Revenue Service by the Company as required by law.

                                 USE OF PROCEEDS

        The entire net proceeds to the Company of any sales of the Common Stock offered hereby will be used to reduce outstanding short-term bank indebtedness, pay for capital additions and improvements to the plant and system of the Company and for other corporate purposes.

                           DESCRIPTION OF COMMON STOCK

        The Company is authorized to issue 5,000,000 shares of Common Stock (no par value), and 7,000 shares of Preferred Stock ($100 par value). At June 3, 1997, there were 1,675,680 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

     Dividends may be paid upon the Common Stock of the Company as declared by the Board of Directors, subject to certain provisions of the Sinking Fund Notes securing the Company's First Mortgage Bonds. Under the most restrictive of the above limitations and provisions, as of April 30, 1997, approximately $6,000,000 was available for payment of dividends on the Common Stock and for the purchase, redemption or retirement of shares of capital stock.

        Additional restrictions on the Company's ability to pay dividends on its Common Stock are contained in the Indenture (the "Indenture") dated as of December 1, 1992 by and between the Company and Boatmen's Trust Company of St. Louis, Missouri, as Trustee, under which the Company's 8.15% Debentures due 2017 are issued. Under the Indenture, the Company has agreed not to declare or pay any dividends or make any other distributions upon its Common Stock (other than dividends and distributions payable only in shares of Common Stock) and will not directly or indirectly apply any of the assets of the Company to the redemption, retirement, purchase or other acquisition of any stock of the Company of any class, except purchases or redemptions in compliance with any mandatory sinking fund or purchase fund or redemption requirement in respect of any preferred stock of the Company, whether now or hereafter authorized or issued, unless after giving effect to such declaration, payment, distribution or application of assets the Consolidated Tangible Net Worth (as defined in the Indenture) of the Company shall be at least equal to $15,000,000 as reflected on the Company's latest available balance sheet. At April 30, 1997, Consolidated Tangible Net Worth of the Company was approximately $36,000,000.

     Each share of Common Stock is entitled to one vote. Holders of Common Stock possess full voting power for the election of directors and for all other purposes, subject to the right of holders of the Company's Preferred Stock as a class to elect the majority of the directors in the event of default in the payment of four quarterly dividends, and the right of such holders to vote as a class in certain other matters.

        Holders of Common Stock have no preemptive rights or other rights to subscribe for additional shares. In the event of liquidation, they are entitled to share pro rata in the net assets of the Company.

        All outstanding shares of the Common Stock are, and those offered by this Prospectus will be, when issued, fully paid and not subject to further calls or assessments. The transfer agent and the stock registrar for the Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, NY 10005.

     The Company's By-Laws provide that, unless certain fair price or other considerations are satisfied, the affirmative vote of not less than two-thirds of (a) the outstanding shares of capital stock of the Company entitled to vote (excluding, for purposes of such vote, shares held by a "Related Person") or (b) the "Continuing Directors" is required to approve certain transactions involving a "Related Person", including mergers, consolidations, share exchanges, liquidations, and sales and leases of more than 20% of the fair market value of the total consolidated assets of the Company and its subsidiaries. A "Related Person" is defined to include any person, corporation, or other entity which together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 at the time these provisions of the By-Laws were adopted (the "Exchange Act")) is the "Beneficial Owner" (as defined in Rule 13d-3 of the Exchange Act) of 15% or more of any class of the Company's capital stock. A "Continuing Director" is a director who was a member of the Board of Directors immediately prior to the time that a Related Person becomes a Related Person, or a director who was designated a Continuing Director by a majority of the then Continuing Directors. These provisions of the By-Laws may have the effect of discouraging proxy contests, unsolicited tender of offers and other takeover proposals to acquire control of the Company, as well as unsolicited acquisitions of the Company's Common Stock not approved by the Continuing Directors.


                                     EXPERTS

     The consolidated financial statements and schedules of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31,1996, and incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL OPINION

        The validity of the Common Stock offered hereby has been passed upon for
the  Company  by  its  special  counsel,   Keegan,  Werlin  &  Pabian,   Boston,
Massachusetts.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The By-Laws of the Company provide that the Company shall indemnify each director or officer, and each former director or officer, of the Company against expenses actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding against him or her by reason of his or her being or having been such director or officer, including liabilities incurred under the Securities Act of 1933, as amended, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company; and that such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders, or otherwise. The Company also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registration pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                TABLE OF CONTENTS


   AVAILABLE INFORMATION.....................................2


   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........2


   CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS3


   THE COMPANY...............................................3


   DESCRIPTION OF THE PLAN...................................3

      Purpose................................................3
      Advantages.............................................3
      Plan Administration....................................4
      Eligibility and Participation..........................4
      Optional Cash Payments.................................4
      Purchases..............................................5
      Costs..................................................6
      Reports to Participants................................6
      Dividends..............................................6
      Certificates for Shares................................6
      Changing Method of Participation and Withdrawal........7
      Other Information......................................7

   FEDERAL INCOME TAX CONSEQUENCES...........................8


   USE OF PROCEEDS...........................................9


   DESCRIPTION OF COMMON STOCK...............................9


   EXPERTS..................................................10


   LEGAL OPINION............................................10


   INDEMNIFICATION OF DIRECTORS
   AND OFFICERS.............................................10

                                 210,000 SHARES


                            ESSEX COUNTY GAS COMPANY


                                     [Logo]



                                  COMMON STOCK


                              DIVIDEND REINVESTMENT
                                AND COMMON STOCK
                                  PURCHASE PLAN




                                  JUNE 26, 1997

PART II.
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

     Registration Fee...................................      $      1,515.16
     Fees and expenses of accountants...................               500.00
     Fees and expenses of counsel.......................             6,000.00
     Blue Sky fees and expenses.........................             2,000.00
     Printing expenses..................................             1,000.00
     State regulatory fees and expenses(1)..............             7,800.00
     Miscellaneous expenses.............................               184.84
                                                                     --------
             TOTAL......................................      $     19,000.00
                                                                   ==========

(1) State regulatory fees and expenses are fees and expenses relating to the authorization by the Massachusetts Department of Public Utilities of the issuance and sale of shares to be registered herein.

Item 15.  Indemnification of Directors and Officers

        Both the Bylaws of the Company and Massachusetts law provide for the indemnification of directors and officers of the Company as follows:

        Article XXII of the Bylaws of the Company provides as follows:


                                  ARTICLE XXII
                       INDEMNIFICATION AND RELATED MATTERS

     A. Actions Involving Directors and Officers.

     1. The Corporation shall indemnify each person (other than a party plaintiff suing on his own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability, or expense incurred as a result of this service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another Corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limited the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

     2. The Corporation shall not be liable to indemnify a director or officer for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the director or officer without the director's or officer's written consent. Neither the Corporation nor the director or officer will unreasonably withhold his or its consent to any proposed settlement.

     B. Actions Involving Employees or Agents.

     1. The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his own behalf or in right of the Corporation), who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability, or expense incurred as a result of such service or as a result of any other service  on  behalf  of  the  Corporation,  or  service  at the  request  of the
Corporation as a director, officer, employee, member, or agent of another Corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the  maximum  extent  permitted  by law or to  such  lesser  extent  as the
Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him and in connection with the action, suit, or proceeding.

     2. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     3. The Corporation shall not be liable to indemnify an employee or agent for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the employee or agent without the employee's or agent's written consent. Neither the Corporation nor the employee or agent will unreasonably withhold his or its consent to any proposed settlement.

     C. Determination of Right to Indemnification in Certain Circumstances. Any indemnification required under Section A of this Article or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee, or agent is not proper under the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

     D. Advance Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit, or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by or at the direction of the board of directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article which undertaking may be accepted without reference to the financial ability of such person to make repayment.

     E. Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the By-laws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     F. Indemnification Agreements Authorized. Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee, or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by other directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other directors.

     G. Standard of Conduct. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article from or on account of such person's conduct who is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

     H. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation against any claim, liability, or expense asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power toindemnify him against such liability under the provisions of this Article. If the Corporation maintains such insurance, such insurance shall be primary, to the extent of coverage provided thereby, and the Corporation's obligation to provide the indemnification set forth herein shall be effective only to the extent that the director, officer, employee, or agent is not reimbursed pursuant to the coverage maintained under such insurance.

     I. Certain Definitions. For the purposes of this Article:

     1. Any director or officer of the Corporation who shall serve as a director, officer, employee of any other corporation, partnership, joint venture, trust, or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee, or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

     2. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     3. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, a director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who has acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties; the masculine pronoun shall be replaced by the feminine when context requires it.

     J. Survival. Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any other provision in the Articles of Organization or By-laws, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

     K. Liability of the Directors. It is the intention of the Corporation to limit the liability of the Directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders, or otherwise, to the fullest extent permitted by law. Consequently, should Massachusetts Business Corporation Law or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the Directors of the Corporation shall be so eliminated or limited without the need for amendment of the Articles or By-laws or further action on the part of the shareholders of the Corporation.

     Section 67 of the Massachusetts Business Corporation Law provides as follows:

                  "67 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, ETC. -- Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

                  No  indemnification  shall be  provided  for any  person  with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

                  The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

                  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

Item 16.  Exhibits

      Reference is made to the Exhibit Index.

Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amesbury, Commonwealth of Massachusetts, on the 16th day of June, 1997.

                            ESSEX COUNTY GAS COMPANY

                            By: /s/ James H. Hastings
                                ------------------------------
                                James H. Hastings
                                Vice President and Treasurer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Philip H. Reardon, Charles E. Billups and James H. Hastings and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                            Title                             Date
---------                 ------------------------------------   ---------------


-----------------------   Chairman of the Board
Charles E. Billups


/s/ Philip H. Reardon     President, Chief Executive Officer       June 16, 1997
-----------------------   and Director
Philip H. Reardon


/s/ James H. Hastings     Vice President and Treasurer             June 16, 1997
-----------------------   (Principal Financial and
James H. Hastings          Accounting Officer)


/s/ Benjamin C. Bixby     Director                                 June 16, 1997
-----------------------
Benjamin C. Bixby


/s/ Daniel A. Burkhardt   Director                                 June 16, 1997
-----------------------
Daniel A. Burkhardt


/s/ Edward J. Curtis      Director                                 June 16, 1997
-----------------------
Edward J. Curtis

/s/ Dorothy J. Dotson     Director                                 June 16, 1997
-----------------------
Dorothy J. Dotson


/s/ Richard P. Hamel      Director                                 June 16, 1997
-----------------------
Richard P. Hamel


/s/ Robert S. Jackson     Director                                 June 16, 1997
-----------------------
Robert S. Jackson


-----------------------   Director
Eric H. Jostrom


-----------------------   Director
Robert L. Meade


/s/ Kenneth L. Paul       Director                                 June 16, 1997
-----------------------
Kenneth L. Paul


-----------------------   Director
Richard L. Wellman

                                  EXHIBIT INDEX

Exhibit Number                    Description
--------------      ------------------------------------------------------------

    4.1             Restated Articles of Organization of Essex County Gas
                    Company (1)

    4.2             Bylaws of Essex County Gas Company

    5.1             Opinion of Keegan, Werlin & Pabian

   23.1             Consent of Keegan, Werlin & Pabian(contained in Exhibit 5.1)

   23.2             Consent of Arthur Andersen LLP

    24              Power of Attorney (contained on signature page)



(1) Previously filed as an exhibit to the Registrant's Form 10-Q for the fiscal quarter ended February 28, 1995, and incorporated herein by reference.